SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 14, 2008

PATIENT PORTAL TECHNOLOGIES, INC.
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	333-107826	02-0656132
(State of Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8276 Willett Parkway, Baldwinsville, NY	13027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (315) 638-6708

     The following Amended Current Report under Section 13 or 15(d) of the  Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

ITEM 4.01    CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS

On March 17, 2008, the Registrant announced that it had retained the Certified Public Accounting firm of Harris Rattray CPA to serve as the Registrant’s independent Certifying Accountant to complete the audit of the Registrant’s financial statements for the calendar year ended December 31, 2007.

The previous Certifying Accountant, Walden Certified Public Accountant, P.A., Walden Certified Public Accountant, P.A. resigned on March 14, 2008 as Certifying Accountant due to the fact that the firm is down-sizing with respect to the out-of-state businesses it will be keeping as clients and the Registrant has changed the location of its principal business operations to Baldwinsville, NY from Palm Beach Gardens, FL.

Walden Certified Public Accountant, P.A. modified its opinion for the last two years reports, covering fiscal years ended December 31, 2006 and 2005. The specific modification that was included in the opinion for those two years follows:

 “The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainly.”

Note 1 included an outline of management’s plans to address the capital deficiency. Subsequent to the end of fiscal year 2006 management did secure additional capital and no such reverence was included in the fiscal year 2007 opinion.

During the two most recent fiscal years (December 31, 2006 and 2007) and through the interim date of resignation, March 14, 2008, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

This accountant’s resignation was not requested by management and the Letter of Resignation is attached hereto as an Exhibit and was accepted by the Board of Directors on March 14, 2008.

Lastly, there have been no consultations with the new Certifying Accountant, Harris Rattray CPA, with respect to any issues which require disclosure pursuant to Item 304 of Regulation S-K.

ITEM 8.01    OTHER INFORMATION

On March 14, 2008, the Registrant announced that it had moved its principal executive offices into a 9,600 square .foot. facility located at 8276 Willett Parkway, Baldwinsville, NY 13027.  This facility previously housed the Registrant’s call and data center and support functions.  This facility will also serve as the headquarters of the Registrant’s Patient Portal Connect, Inc. subsidiary.  The Registrant’s TB&A Television Inc. subsidiary will continue to maintain its operations and warehouse facility at 20 Pineview Drive, Amherst, NY.

SIGNATURES

Pursuant  to the  Requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

DATED: August 14, 2008	PATIENT PORTAL TECHNOLOGIES, INC.

By:/s/ KEVIN KELLY
President